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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-135176 on Form S-3 and in Registration Statements No. 333-62780, No. 333-63186 and No. 333-130605 on Form S-8 of our report dated February 27, 2008 (July 11, 2008 as to the Consolidated Statement of Operations and Notes 2, 20, 22, and 23) relating to the consolidated financial statements and financial statement schedule of Willis Group Holdings Limited (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans- an amendment of FASB Statements No. 87, 88, 106, and 132R) appearing in this Current Report on Form 8-K of Willis Group Holdings Limited.

Deloitte & Touche LLP

London, England
July 11, 2008

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM